Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203970) pertaining to the 2004 Share Option Plan, 2012 Share Incentive Plan, 2015 Incentive Compensation Plan and 2015 Employee Share Purchase Plan of Kornit Digital Ltd. of our report dated March 17, 2016 with respect to the consolidated financial statements of Kornit Digital Ltd. and its subsidiaries included in its annual report (Form 20-F) for the year ended December 31, 2015.

Tel Aviv, Israel March 17, 2016	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A member of Ernst & Young Global